UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2014

NEW MEDIA INSIGHT GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54718	27-2235001
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

28202 N. 58th Street, Cave Creek, AZ	85311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 275-2294

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

On December 10, 2014, New Media Insight Group, Inc. (the “Company”) entered into an equity purchase agreement (the “Purchase Agreement”) with Premier Venture Partners, LLC (“Premier”). Under the terms of the Purchase Agreement, Premier has agreed to invest up to $2,000,000 to purchase shares of the Company’s common stock. The Company also entered into a registration rights agreement (the “Registration Agreement”) with Premier, which governs the filing of a registration statement, intended to cover the securities acquired under the Purchase Agreement.

The Purchase Agreement allows, but does not require the Company to issue and sell up to the number of shares of common stock having an aggregate purchase price of $2,000,000 to Premier. Subject to the terms and conditions of the Purchase Agreement and the Registration Agreement, the Company may, in its sole discretion, deliver notice to Premier which states the dollar amount which it intends to sell to Premier on a certain date. The amount that the Company shall be entitled to sell to Premier shall not exceed (i) 200% of the average daily trading volume of the Company’s common stock for the five trading days prior to the applicable notice date and (ii) 110% of the highest amount on any notice delivered by the Company to Premier, (however, never less than 70,000 shares). The amount cannot exceed 4.99% of the Company’s outstanding shares. The purchase price for the shares issued to Premier will be the amount multiplied by 70% of the lowest individual daily VWAP of the common stock during the pricing period. The shares sold by the Company to Premier must be registered stock, pursuant to the Registration Agreement.

On execution of the Purchase Agreement, the Company issued 71,429 shares of its common stock (the “Initial Commitment Shares”) to Premier.

On the effective date of the Registration Statement the Company shall issue to Premier additional commitment shares (the “Additional Commitment Shares”) of its common stock representing 2.5% of $2,000,000 divided by the sum equal to the lowest of the daily VWAPs of the common stock on the three trading days immediately preceding the effective date. The Additional Commitment Shares shall not constitute registrable securities and shall not be included in the Registration Statement in accordance with the terms of the Registration Agreement.

On December 10, 2014, the Company issued 71,429 shares of its common stock pursuant to an exemption from registration relying on Section 4(2) and Rule 506 of Regulation D, under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

10.1	Equity Purchase Agreement dated December 10, 2014

10.2	Registration Rights Agreement dated December 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIA INSIGHT GROUP, INC.

/s/ Michael Palethorpe
Michael Palethorpe
President, Chief Executive Officer, Chief Financial Officer,
Secretary and Director
Date: December 15, 2014